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                       SECURITIES AND EXCHANGE COMMISSION

                            ------------------------

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                    --------


                                 CURRENT REPORT
                                 --------------

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (date of earliest event reported)
                                 March 27, 2001


                             NORTEL NETWORKS LIMITED

             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





          CANADA                    000-30758                 62-12-62580

----------------------------       ------------               --------------------
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)               Identification No.)

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8200 Dixie Road, Suite 100, Brampton, Ontario, Canada           L6T 5P6

-----------------------------------------------------         ----------
    (address of principal executive offices)                  (Zip code)


Registrant's telephone number, including area code (905) 863-0000.


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ITEM 5.         OTHER EVENTS

On March 27, 2001, Nortel Networks Corporation issued a press release announcing new guidance for Nortel Networks Corporation's financial performance for first quarter 2001. Nortel Networks Corporation owns all of the Registrant's common shares and the Registrant is Nortel Networks Corporation's principal direct operating subsidiary.

Nortel Networks Corporation stated that its results for the first quarter of 2001 are anticipated to be below its previously stated expectations. Nortel
Networks Corporation now expects revenues in the range of US$6.1 billion to US$6.2 billion and a loss per share from operations in the range of US$0.10 to US$0.12 for the quarter. This is below Nortel Networks Corporation's previous estimates of US$6.3 billion of revenue and loss per share from operations of US$0.04 provided on February 15, 2001. Net earnings (loss) from operations applicable to common shares is defined as reported net earnings (loss) applicable to common shares before "Acquisition Related Costs" (in-process research and development expense, and the amortization of acquired technology and goodwill all acquisitions subsequent to July, 1998), stock option compensation from acquisitions and divestitures, and one-time gains and charges.

Nortel Networks Corporation stated that it has made significant reductions in its employee base and adjusted its supply chain to reflect the current economic environment. It has substantially completed the employee related actions announced on February 15, 2001. The full benefit of these reductions is expected to impact the second quarter of 2001. However, due to the market environment, Nortel Networks Corporation is planning further reductions and now expects an aggregate net reduction, by mid year 2001, of approximately 15,000 from the number of employees at December 31, 2000.

Nortel Networks Corporation further stated that given the poor visibility into the duration and breadth of the economic downturn and its impact on the overall market growth in 2001, it is not possible to provide market guidance for Nortel
Networks Corporation's financial performance for the full year 2001.

Certain statements included in this report are forward-looking and are subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the impact of price and product competition; the dependence on new product development; the impact of rapid technological and market change; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; general industry and market conditions and growth rates; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of consolidations in the telecommunications industry; the uncertainties of the Internet; stock market volatility; the ability to recruit and retain qualified employees; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; and the impact of increased provision of customer financing; the impact of the credit risks of customers; the entrance into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in having to pay substantial penalties or liquidated damages; and the impact of increased provision of customer financing and commitments. For additional information with respect to certain of these and other factors, see the reports filed by the Registrant and Nortel Networks Corporation with the United States Securities and Exchange Commission. The Registrant and Nortel
Networks Corporation disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTEL NETWORKS LIMITED


                                           By: /s/ NICHOLAS J. DEROMA
                                               -----------------------
                                                Nicholas J. DeRoma
                                                Chief Legal Officer


                                           By: /s/ BLAIR F. MORRISON
                                               -----------------------
                                               Blair F. Morrison
                                               Assistant Secretary

Dated:  March 28, 2001